Exhibit 10.65
AMENDMENT OF SENIOR SECURED PROMISSORY NOTES
This Amendment of Senior Secured Promissory Notes (this “Amendment”), dated effective as of November 15, 2023 (the “Effective Date”), is entered into by and between R2 Technologies, Inc., a Delaware corporation (the “Company”), and Lancer Capital LLC (“Investor”). Capitalized terms used herein, but not otherwise defined herein, shall have the meaning assigned to them in the Notes (as defined below).
RECITALS
WHEREAS, the Company and Investor are parties to those certain Senior Secured Promissory Notes, dated March 31, 2023 (in the principal amount of $13,028,194.90), April 28, 2023 (in the principal amount of $425,000.00), May 12, 2023 (in the principal amount of $525,000.00), May 31, 2023 (in the principal amount of $650,000.00), June 14, 2023 (in the principal amount of $562,500.00), June 28, 2023 (in the principal amount of $472,500.00), July 14, 2023 (in the principal amount of $562,500.00), July 28, 2023 (in the principal amount of $562,500.00), and August 15, 2023 (in the principal amount of $562,500.00), each amended by that certain Amendment of Senior Secured notes dated August 15, 2023 (collectively, the “Notes”); and
WHEREAS, the Company and the undersigned Investors desire to amend the Notes as provided herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration the receipt of which is hereby acknowledged, the Company and Investor hereby amend each of the Notes in the following manner:
1.    Section 1 of the Notes. Section 1 of the Notes is hereby deleted in its entirety and replaced with the following:
“1    Repayment. The entire then-outstanding and unpaid principal amount of this Note, together with any accrued but unpaid interest under this Note (the “Outstanding Amount”), shall be due and payable on the earlier to occur of (i) January 31, 2024, or (ii) within five (5) business days after the date on which the Company receives an aggregate of $20,000,000 or more from the consummation of one or more bona fide debt or equity financings, other capital investments, or capital contributions, whether from new or existing equity holders or debt holders, or (iii) concurrently with the closing of the sale of substantially all of the assets of the Company or any transaction resulting in a Change of Control (as defined below) of the Company (such applicable date, the “Maturity Date”). The Notes shall rank pari passu in right of payment with respect to each other Note, and all payments to each of the Holders under the Notes shall be made pro rata among the Holders based upon the aggregate unpaid principal amount of the Notes outstanding immediately prior to any such payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Interest shall accrue on this Note but shall not be due and payable until the Holder’s written request for repayment after the Maturity Date. For purposes hereof, a "Change of Control" means (a) any person or group of persons within the meaning of §13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of a majority of the outstanding equity interests of the Company, (b) INNOVATE Corp. shall cease to own and control, directly or indirectly, a majority of the equity interests or a majority of the voting power of the Company."

2.    Effect on Notes. The term “Notes” as used in the Notes shall at all times refer to, collectively, the Notes as amended by this Amendment. Except as amended hereby, the Notes shall remain in full force and effect.
3.    Expenses. The Company agrees to pay all reasonable attorneys’ fees incurred by Investor in connection with this Amendment.
4.    Further Instruments. The undersigned parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Amendment.
5.    Applicable Law; Entire Agreement; Amendments. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware as it applies to agreements between Delaware residents, entered into and to be performed entirely within Delaware. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.
6.    Counterparts; Electronic Delivery. This Amendment may be executed and delivered electronically and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

The parties have executed this Amendment of Senior Secured Promissory Notes as of the date first written above.

R2 TECHNOLOGIES, INC.

By:	/s/ Tim Holt
Name:	Timothy Holt
Title:	Chief Executive Officer

LANCER CAPITAL LLC

By: Avram Glazer Irrevocable Exempt Trust, its Sole Member

By:	/s/ Avram Glazer
Name:	Avram Glazer
Title:	Trustee